================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 29, 2004

                        Commission File Number 000-15862


                                GVC VENTURE CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                                   13-3018466
--------------------------------------------------------------------------------
                        (IRS Employer Identification No.)


--------------------------------------------------------------------------------

         200 East 66th Street, Suite B603, New York, New York 10021-9181
         ---------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number including area code: (212) [753-1812]

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)


================================================================================

Item 5. Other Events.

         On April 29, 2004, Bernard Zimmerman & Company, Inc. ("Zimmerman Company"), Gordon Banks, President, Chief Executive Officer and a director of the Company, and Berman Industries, Inc. ("Berman Industries") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with GVC Venture Corp. (the "Company") pursuant to which Zimmerman Company agreed to purchase 6,300,000 shares of the Company's Common Stock for $63,000, Gordon Banks agreed to purchase 1,300,000 shares of the Company's Common Stock for $13,000 and Berman Industries agreed to convert the Company's $13,000 obligation to it into 1,300,000 shares of the Company's Common Stock (the "Proposed Transaction"). Consummation of the Proposed Transaction is subject to, among other things, the reduction of the par value of the Company's Common Stock discussed below. Subject to the closing of the Proposed Transaction and the payment of $100, Zimmerman Company will grant, at the closing of the Proposed Transaction, an option to Berman Industries to purchase 1,300,000 of the shares to be acquired by Zimmerman Company pursuant to the Stock Purchase Agreement, exercisable until June 30, 2005 at an exercise price of $.01 per share, the same price to be paid by Zimmerman Company for such shares.

         Contemporaneously therewith, Russell Banks, Chairman of the Board of Directors and a director of the Company, and Palisade Investors LLC ("Palisade"), principal stockholders of the Company, agreed to the cancellation and capitalization of the principal and accrued interest on the Company's obligations to them (an aggregate of $100,000) condition upon completion of the purchase of shares in the Company by Zimmerman Company, Gordon Banks and Berman Industries as contemplated in the Stock Purchase Agreement.

         Conditioned upon completion of the foregoing, the law firm of Jenkens & Gilchrist Parker Chapin LLP, counsel to the Company, has agreed to defer the Company's obligations owed it for legal services rendered prior to January 1, 2004 and in connection with the transactions described in this Report (an aggregate of approximately $75,000) on a non-interest basis until the earlier of December 31, 2010, the liquidation of the Company or the Company's merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Company's Board of Directors (other than as a result of the Stock Purchase Agreement), following which transaction or series of transactions the stockholders of the Company immediately preceding the effectiveness of the first of such transactions do not own more than 50% of the outstanding voting power of the resulting entity immediately following the effectiveness of the last of such transactions.

         The Company proposes to hold a special meeting of stockholders (the "Meeting") to: (i) authorize an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of the Company's Common Stock from $.10 per share to $.01 per share in order to, among other things, enable the Company to complete the Proposed Transaction; (ii) authorize an amendment to the Company's Restated Certificate of Incorporation to establish a par value of $.01 for the Company's authorized Preferred Stock; (iii) authorize the Company's Board of Directors to implement, without further stockholder action, a reverse split of the Company's Common Stock; and (iv) elect directors to serve if the Proposed Transaction is consummated.

         Zimmerman Company (which will not own any shares until the purchase of shares pursuant to the Stock Purchase Agreement), Russell Banks, Janice Banks (wife of Russell Banks) and Gordon Banks (the "Banks Family"), Palisade and Berman Industries have also entered into a Stockholders Agreement pursuant to which they have agreed that all shares of the Company's Common Stock owned by them at the time (as well as any shares they acquire under the Stock Purchase Agreement and shares they may transfer to third persons, including the shares that Zimmerman Company may transfer to Berman Industries upon Berman Industries' exercise of the option granted to it by Zimmerman Company) will be voted:

          o in favor of each matter proposed to be submitted to stockholders at the Meeting; and

          o for the election of one director selected by the Banks Family, one director selected by Palisade and Berman Industries and a number of directors that would constitute a majority of the Board selected by Zimmerman Company. The Banks Family has nominated Gordon Banks and Zimmerman Company has nominated Bernard Zimmerman for election at the Meeting to serve as directors of the Company subject to and following the closing under Stock Purchase Agreement. Palisade and Berman Industries have advised the Company that they do not anticipate nominating a director at the current time. Zimmerman Company has advised the Company that, while it does not anticipate nominating a director to stand for election at the Meeting, it intends to propose one or more nominees for election by the Board prior to the next Annual Meeting of Stockholders or for election by stockholders at the next Annual Meeting of Stockholders.

         The Stockholders Agreement is to terminate on the earliest to occur of:
(i) the termination of the Stock Purchase Agreement without the purchase of any Shares thereunder; (ii) December 31, 2006; or (iii) the liquidation of the Company or the Company's merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Board of Directors, following which transaction or series of transactions the stockholders of the Company immediately prior to the first of such transactions do not own more than 50% of the outstanding voting power of the resulting entity at the effective date of the last of such transactions.

         The following table sets forth the shares of the Company's Common Stock that the parties to the Stockholders Agreement are presently, and after giving effect to the issuance of shares pursuant to the Stock Purchase Agreement will be, entitled to vote and the percentage of outstanding shares represented by those shares:

                                   Before Proposed Transaction                After Proposed Transaction
                                   ---------------------------                --------------------------
                                   Number                  Percent                   Number         Percent
                                   of Shares               of Class (1)            of Shares        of Class(1)
                                   ---------               ------------            ---------        -----------
Banks Family                       1,479,808 (2)             27.9% (2)              2,779,808 (2)      19.6% (2)
Palisade and Berman Industries     1,504,545                 28.4%                  2,804,545 (3)      19.8% (3)
                                   ---------               -------                  -------------      ---------
                                   2,984,353                 56.4%                  5,584,353           39.4%
Zimmerman Company                         --                                        6,300,000 (3)       44.4% (3)
                                                                                    -------------       ---------
                                                                                    1,884,353           83.7%
All other stockholders             2,310,163                 43.6%                  2,310,163           16.3%
                                   ---------               -------                  ---------           -----
Total outstanding shares           5,294,516               100.0%                  14,194,516          100.0%

-------------------
(1)      Percentages may not add due to rounding differences.

(2) Includes 980,000 shares owned by Russell Banks, 250,000 shares owned by Janice Banks and 249,808 shares owned by Gordon Banks. Excludes 761 shares as to which Russell Banks is trustee (and is entitled to vote) and 293,395 shares held by The Russell Banks Family Trust as to which Janice Banks and a third party are the trustees and share voting power, which shares are not subject to the Stockholders Agreement. If such shares were subject to the Stockholders Agreement and included in the foregoing table as owned by the Banks Family, the Banks Family would be deemed the owner of an aggregate of 1,773,964 (33.5%) and 3,073,964 (21.7%) of the Company's outstanding shares of Common Stock before and after, respectively, the Proposed Transaction.

(3) Subject to the closing of the Proposed Transaction and the payment of $100, Zimmerman Company will grant, at the closing of the Proposed Transaction, an option to Berman Industries to purchase 1,300,000 of the shares to be acquired by Zimmerman Company pursuant to the Stock Purchase Agreement, exercisable until June 30, 2005 at an exercise price of $.01 per share, the same price to be paid by Zimmerman Company for such shares. Assuming the exercise of the option immediately after the Proposed Transaction, Palisade and Berman Industries would own an aggregate of 4,104,545 shares (26.9%) and Zimmerman Company would own 5,000,000 shares (35.2%) of the Company's then outstanding Common Stock.

Item 7.    Financial Statements and Exhibits.

          (a)  Financial statements of business acquired:

               None.

          (b)  Pro forma financial information:

               None.

          (c)  Exhibits:


               99.1 Stock Purchase Agreement dated as of April 29, 2004 by and among the Company, Bernard Zimmerman & Company, Inc., Berman Industries, Inc. and Gordon Banks.

               99.2 Stockholders Agreement dated as of April 29, 2004 by and among Bernard Zimmerman & Company, Inc., Palisade Investors LLC, Berman Industries, Inc., Russell Banks, Janice Banks and Gordon Banks

                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 29, 2004

                                      GVC VENTURE CORP.


                                      By: /s/ Marc Hanover
                                          --------------------------------------
                                          Marc Hanover
                                          Vice-President Finance and Treasurer
                                          (Principal Chief Financial Officer and
                                          Accounting Officer)